For further information contact:
John W. Bordelon
Chairman, President and CEO
(337) 237-1960

Release Date: June 30, 2022
Immediate Release

HOME BANCORP, INC. ANNOUNCES COMPLETION
OF $55.0 MILLION SUBORDINATED NOTE OFFERING

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (“Home Bancorp” or the "Company"), the holding company of the 113-year-old Home Bank, N.A. (“Home Bank”), announced today the completion of a private placement of $55.0 million of its 5.75% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) to certain qualified institutional buyers and institutional accredited investors.

The Notes are unsecured and have a ten-year term, maturing June 30, 2032, and will bear interest at a fixed annual rate of 5.75%, payable semi-annually in arrears, for the first five years of the term. Thereafter, the interest rate will reset quarterly to an interest rate per annum equal to the then-current three-month secured overnight financing rate ("SOFR") plus 282 basis points, payable quarterly in arrears. Home Bancorp is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after June 30, 2027, and to redeem the Notes at any time in whole upon certain other specified events. Egan-Jones Ratings Company assigned an investment grade rating of A- to the Notes.

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the "Securities Act"), with substantially the same terms as the Notes.

The Notes have been structured to qualify as Tier 2 capital for Home Bancorp for regulatory capital purposes. Home Bancorp intends to use the net proceeds from the offering for general corporate purposes, including to support organic growth, enhance Home Bank's capital position, to fund share repurchases and for potential future mergers and acquisitions.

Piper Sandler & Co. served as lead placement agent for this offering and Hovde Group, LLC and Performance Trust Capital Partners, LLC served as co-placement agents. Silver, Freedman, Taff & Tiernan LLP served as legal counsel to Home Bancorp and Fenimore Kay Harrison LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation to buy any securities. The offering of the Notes in the private placement was not registered under the Securities Act, or any state securities law, and the Notes may not be offered or sold in the

United States absent registration, or applicable exemption from registration, under the Securities Act and applicable state securities laws.

The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Home Bancorp

Home Bancorp is a Louisiana corporation that became the holding company for Home Bank in October 2008 upon Home Bank’s mutual to stock conversion. Home Bank is a community-oriented national bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. Home Bank currently conducts business from 43 full-service banking locations in the Lafayette, Baton Rouge, New Orleans and Northshore (of Lake Pontchartrain) regions of South Louisiana, Natchez, Mississippi and Houston region of Texas.

Forward Looking Statements

This news release contains certain forward‑looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward‑looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward‑looking statements, by their nature, are subject to risks and uncertainties. A number of factors ‑ many of which are beyond the control of Home Bancorp ‑ could cause actual conditions, events or results to differ significantly from those described in the forward‑looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: changes in general economic and market conditions, market interest rates, the scope and duration of the COVID-19 pandemic, deposit flows, demand for loans, changes in laws and regulations and their enforcement, and the degree of competition in the markets served by the Company; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp’s Annual Reports on Form 10-K and other reports it has filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the Home Bancorp’s reports filed with the SEC are available in the Investor Relations section of its website, www.home24bank.com. Home Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.